UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2016

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On December 14, 2016, the Board of Directors (the “Board”) of Interactive Brokers Group, Inc. (the “Company”) appointed Mr. Gary Katz to serve as a director of the Company, effective January 4, 2017, to fill an upcoming vacancy on the Board created by the resignation of Dr. Hans Stoll, who will be retiring at the end of this year. The Board also elected Mr. Katz to serve as a member of the Audit Committee, effective January 4, 2017.

Mr. Katz is a co-founder and the former President and Chief Executive Officer of the International Securities Exchange.

Mr. Katz has no family relationships with directors or other executive officers of the Company and is not a party to any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Katz will receive the same compensation as the Company’s other non-employee directors.  The compensation program is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 10, 2016.

The Board has determined that Mr. Katz is “independent” under the rules of NASDAQ and the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2016

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary